                                                           EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No.1 to Registration Statement No. 33-62009 of Possis Medical, Inc. (formerly Possis Corporation) on Form S-3 of our report dated August 28, 1995, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
September 5, 1995